                                                                EXHIBIT 99.3

                               WEST COAST BANCORP
                     EXECUTIVES' DEFERRED COMPENSATION PLAN


                           EFFECTIVE: JANUARY 1, 1996


                                 Law Office of
                          Vincent P. Cacciottoli, P.C.
                                Portland, Oregon

                               WEST COAST BANCORP
                     EXECUTIVES' DEFERRED COMPENSATION PLAN



                                TABLE OF CONTENTS

ARTICLE 1
PURPOSE                                                                                                            Page
                                                                                                                   ----
1.1  Executive Retirement Benefits................................................................................   1
1.2  ERISA Exemption..............................................................................................   1
1.3  Effective Date...............................................................................................   1

ARTICLE 2
DEFINITIONS

2.1  Account......................................................................................................   1
2.2  Beneficiary..................................................................................................   2
2.3  Code.........................................................................................................   2
2.4  401(k) Plan..................................................................................................   2
2.5  Key Executive................................................................................................   2
2.6  Participant..................................................................................................   2
2.7  Participating Subsidiary.....................................................................................   2
2.8  Plan.........................................................................................................   2
2.9  Plan Administrator...........................................................................................   2
2.10 Plan Year....................................................................................................   2
2.11 Trust........................................................................................................   2
2.12 Trustee .....................................................................................................   2

ARTICLE 3
ELIGIBILITY AND PARTICIPATION

3.1  Participation Criteria.......................................................................................   3
3.2  Duration of Key Executive Status.............................................................................   3
3.3  Notice to Key Executives.....................................................................................   3
3.4  Enrollment...................................................................................................   3
3.5  Duration of Deferral Elections...............................................................................   4
3.6  Modification and Revocation of Elections.....................................................................   4

ARTICLE 4
PARTICIPANT ACCOUNTS

4.1  Maintenance of Accounts......................................................................................   4
4.2  Adjustments to Accounts......................................................................................   4
4.3  Account Investment ..........................................................................................   4
4.4  Trust Assets.................................................................................................   5
4.5  Employer Contributions.......................................................................................   5
4.6  Vesting......................................................................................................   5
4.7  Participants' Rights.........................................................................................   5

ARTICLE 5
BENEFIT DISTRIBUTIONS

5.1  Time for Payment.............................................................................................   5
5.2  Valuation of Benefit.........................................................................................   6
5.3  Form of Payment..............................................................................................   6
5.4  Forfeiture of Nonvested Amounts..............................................................................   6
5.5  Financial Hardship Withdrawals...............................................................................   6
5.6  Death Benefits...............................................................................................   7
5.7  Withholding..................................................................................................   7
5.8  Tax Reporting................................................................................................   7
5.9  Loans........................................................................................................   7

ARTICLE 6
PLAN ADMINISTRATION

6.1  Powers and Duties............................................................................................   7
6.2  Claims Procedures............................................................................................   8
6.3  Administrative Expenses......................................................................................   8

ARTICLE 7
AMENDMENT AND TERMINATION

7.1  Rights Reserved..............................................................................................   8
7.2  Amendment Procedure..........................................................................................   8
7.3  Effective Date...............................................................................................   8
7.4  Limitations..................................................................................................   8
7.5  Effect of Termination........................................................................................   8

ARTICLE 8
GENERAL PROVISIONS

8.1  Effect on 401(k) Plan........................................................................................   9
8.2  Property Rights..............................................................................................   9

8.3   Unfunded Obligation..........................................................................................   9
8.4   Participants' and Beneficiaries' Rights......................................................................   9
8.5   Benefits Provided Solely Under the Plan......................................................................   9
8.6   No Guarantee of Employment...................................................................................   9
8.7   Benefits Not Assignable......................................................................................  10
8.8   Participating Subsidiaries...................................................................................  10
8.9   Binding Effect...............................................................................................  11
8.10  Governing Laws...............................................................................................  11
8.11  Counterparts.................................................................................................  11

SIGNATURE PAGE.....................................................................................................  11

                               WEST COAST BANCORP
                     EXECUTIVES' DEFERRED COMPENSATION PLAN

                         Effective as of January 1, 1996

This document, signed on December____, 1995 by West Coast Bancorp, a corporation organized under the laws of the State of Oregon and registered as a bank holding company under the Bank Holding Company Act of 1956, as amended ("Bancorp"), sets forth the terms of the West Coast Bancorp Executives' Deferred Compensation Plan (the "Plan"), effective as of January 1, 1996.

                                    ARTICLE 1
                                     PURPOSE

1.1 EXECUTIVE RETIREMENT BENEFITS. Bancorp has established this Plan for the benefit of its Key Executives and those of its Participating Subsidiaries. This Plan is primarily intended to allow these executives to save toward their retirement on a tax-deferred basis through voluntary salary reduction contributions. Bancorp anticipates that offering this deferred compensation arrangement will assist it and its subsidiaries in attracting, rewarding and retaining high-quality executive talent.

1.2 ERISA EXEMPTION. This is an unfunded plan maintained primarily for the purpose of providing deferred compensation for a select group of management or highly compensated employees. As such, this Plan is intended to qualify as a "top hat plan" exempt from Part 2 (minimum participation and vesting standards), Part 3 (minimum funding standards) and Part 4 (fiduciary responsibility provisions) of Title I of the Employee Retirement Income Security Act of 1974. The provisions of the Plan shall be interpreted and administered according to this intention.

1.3      EFFECTIVE DATE.  This Plan is effective January 1, 1996.

                                    ARTICLE 2
                                   DEFINITIONS

         Words and phrases that appear in this Plan with initial capital letters signify defined terms with the meanings given in this section. Words appearing in the following definitions which are themselves defined terms are also indicated by initial capital letters.

2.1 ACCOUNT means the separate accounting record established and maintained under Article 4 for each Participant to record the Participant's interest under this Plan and the Trust.



EXECUTIVES' DEFERRED COMPENSATION PLAN - PAGE 1

2.2 BENEFICIARY means the person or persons or estate or trust designated by the Participant as the beneficiary under this Plan on a form provided by or acceptable to the Plan Administrator. A beneficiary designation must be received by the Plan Administrator before the Participant's death to be effective. In the absence of a valid beneficiary designation under this Plan, the Beneficiary shall be the same as the beneficiary designated by the Participant under the 401(k) Plan or shall be the default beneficiary under the 401(k) Plan. These provisions shall apply even though the Participant does not participate in the 401(k) Plan. A Beneficiary's right to information under this Plan does not arise until the Beneficiary becomes entitled to benefits under this Plan.

2.3      CODE means the Internal Revenue Code of 1986, as amended.

2.4      401(K) PLAN means the West Coast Bancorp 401(k) Plan, as amended.


2.5 KEY EXECUTIVE means any executive of Bancorp or one of its Participating Subsidiaries who has been designated under Section 3.1 as being eligible to defer compensation under this Plan.

2.6 PARTICIPANT means a member of the Board of Directors of Bancorp or of any of its Participating Subsidiaries who has elected to participate in this Plan.

2.7 PARTICIPATING SUBSIDIARY means any subsidiary of Bancorp that adopts this Plan with Bancorp's consent. The current Participating Subsidiaries are identified in the Addendum attached to this Plan.

2.8 PLAN means the West Coast Bancorp Executives' Deferred Compensation Plan, the terms and conditions of which are contained solely in this document and any written amendments to it.

2.9 PLAN ADMINISTRATOR means the individual or committee appointed by Bancorp to handle the general administration of this Plan and carry out the functions specifically delegated to the Plan Administrator in this Plan.

2.10     PLAN YEAR  means the calendar year.

2.11 TRUST means the "West Coast Bancorp Deferred Compensation Trust," established under the trust agreement dated May 16, 1991, between Bancorp, acting as grantor, and Pacific Northwest Trust Co., acting as trustee and amended and restated with West Coast Trust acting as successor trustee.

2.12     TRUSTEE means West Coast Trust or any successor trustee of the Trust.



EXECUTIVES' DEFERRED COMPENSATION PLAN - PAGE 2

                                    ARTICLE 3
                          ELIGIBILITY AND PARTICIPATION

3.1 PARTICIPATION CRITERIA. The Board of Directors of each company participating in this Plan shall from time to time designate its company's Key Executives. A Board's decision shall be final, except that the Plan Administrator may overrule the designation of any Key Executive if, in the sole discretion of the Plan Administrator, allowing that executive to participate in the Plan would jeopardize the Plan's status as a top hat plan (see Section 1.2).

3.2 DURATION OF KEY EXECUTIVE STATUS. An executive's designation as a Key Executive will continue in effect until:

         (a) The termination of his or her employment with the company that designated him or her as a Key Executive;

         (b) The Board of Directors that designated him or her as a Key Executive revokes that designation; or

         (c) The Plan Administrator, in its sole discretion, determines that allowing the executive to continue deferring compensation under this Plan would jeopardize the Plan's status as a top hat plan (see Section 1.2).

3.3 NOTICE TO KEY EXECUTIVES. The Plan Administrator shall notify each Key Executive of his or her ability to participate in this Plan. This notification will be given upon the executive's initial designation as a Key Executive and, thereafter, before the beginning of each Plan Year.

3.4 ENROLLMENT. To participate in this Plan, Key Executives may elect to defer any portion of their compensation by completing an enrollment form provided by the Plan Administrator as follows:

         (a) ANNUAL ENROLLMENT. Before the beginning of each Plan Year, each Key Executive must complete and return to the Plan Administrator an enrollment form specifying the amount of compensation he or she will be deferring under this Plan during the coming Plan Year.

         (b) MID-YEAR ENROLLMENT. If an executive is designated as a Key Executive after the Plan Year has begun, that executive has 30 days after the date he or she is notified of the designation to file an enrollment form for the balance of the Plan Year. The deferral election will be effective for compensation earned after the date the enrollment form is filed.



EXECUTIVES' DEFERRED COMPENSATION PLAN - PAGE 3

3.5 DURATION OF DEFERRAL ELECTIONS. The deferral election stated in a Participant's enrollment form will remain in effect until the end of the applicable Plan Year unless modified or revoked in writing by the Participant under Section 3.6.

3.6      MODIFICATION AND REVOCATION OF ELECTIONS.

         (a) As each April 1, July 1 or October 1, Participants may prospectively change the amount of their compensation that will be deferred under this Plan for the remainder of the Plan Year, provided a new enrollment form is filed with the Plan Administrator at least 15 days in advance.

         (b) Participants may completely revoke a deferral election at any time by filing a new enrollment form with the Plan Administrator. The revocation will be effective as of the beginning of the next pay period after its receipt by the Plan Administrator, or as soon as administratively feasible afterwards. Participants who revoke their elections may not re-enroll during the remaining portion of the Plan Year.

                                    ARTICLE 4
                              PARTICIPANT ACCOUNTS

4.1 MAINTENANCE OF ACCOUNTS. The Plan Administrator shall maintain, or caused to be maintained, an Account for each Participant to reflect the compensation deferred by the Participant under this Plan, the Participant's allocable share of the income, losses, appreciation and depreciation of the Trust's assets, distributions made to the Participant or the Participant's Beneficiaries and any transfers to the 401(k) Plan under Section 5.6 below.

4.2 ADJUSTMENTS TO ACCOUNTS. As of the close of each calendar quarter, and as of any other date designated by the Plan Administrator in its sole discretion, each Participant's Account shall be credited with the deferred compensation and the net investment income (or loss) applicable to the Participant's Account since the date of the last adjustment, and shall be charged for any distributions made from the Participant's Account and for a pro rata share of any Trust expenses since the last adjustment. Accounts shall be adjusted for compensation deferred periodically during the year by using a time-weighted formula adopted by the Plan Administrator.

4.3 ACCOUNT INVESTMENT. Accounts shall be invested by the Trustee as directed by each Participant under the provisions of the Trust.



EXECUTIVES' DEFERRED COMPENSATION PLAN - PAGE 4

4.4      TRUST ASSETS.

         (a) The compensation deferred under this Plan will be remitted to the Trustee by Bancorp or the Participating Subsidiary, as applicable, as soon as administratively feasible after the date that compensation would have ordinarily been paid to the Participant in cash.

         (b) All amounts credited to Participants' Accounts shall be held in the Trust separate and apart from the other funds of Bancorp or its Participating Subsidiaries. The Trust assets shall be used exclusively for the purposes of this Plan, but shall be subject to the claims of Bancorp's or a Participating Subsidiary's general creditors upon that company's insolvency or bankruptcy.

4.5 EMPLOYER CONTRIBUTIONS. To the extent a Participant's deferrals under this Plan would cause a reduction in the employer contributions that would have been allocated to the Participant under the 401(k) Plan, the Participant's employer shall make the same contribution under this Plan.

4.6 VESTING. Participants' interests in their Accounts that are derived from their own deferred compensation shall be nonforfeitable at all times. The portion of Participants' Accounts derived from employer matching contributions under Section 4.5 shall be subject to the same vesting provisions as under 401(k) Plan.

4.7 PARTICIPANTS' RIGHTS. Participants' Accounts are established and maintained merely to record Bancorp's or a Participating Subsidiary's unsecured contractual obligation to pay deferred compensation under this Plan. Participants and Beneficiaries shall have no right, title or interest in or to any funds in their Accounts except as general unsecured creditors of Bancorp or a Participating Subsidiary, as applicable.

                                    ARTICLE 5
                              BENEFIT DISTRIBUTIONS

5.1      TIME FOR PAYMENT.

         (a) Except as provided in subsection (b) below, payment of the vested balance of the Participant's Account shall be made following the Participant's termination of employment with Bancorp and with any Participating Subsidiary.

         (b) A Participant may elect, on an enrollment form, either a specific date or a stated event on which distribution of the Participant's Account is to be made after the close of the calendar quarter in which the Participant terminates employment. However, if the amount of the payment cannot be determined by the date payment is due, payment shall commence no later than 60 days after the amount is ascertained.



EXECUTIVES' DEFERRED COMPENSATION PLAN - PAGE 5

         (c)      Payment will be made as soon as administratively feasible.

5.2 VALUATION OF BENEFIT. The value of the Participant's vested Account balance will be determined as of the adjustment date under Section 4.2 that occurs immediately on or before the date payment is to be made.

5.3 FORM OF PAYMENT. The Participant, with the Plan Administrator's consent, shall direct distribution of the Participant's Account in one of the following forms:

         (a)      A lump sum;

         (b) Installments over a period of years as the Plan Administrator shall determine; or

         (c) An annuity for either the life of the Participant or the joint lives of the Participant and a Beneficiary designated by the Participant for this purpose. (This annuity shall be the actuarial equivalent of the Participant's Account balance determined using the actuarial equivalency factors set by the Plan Administrator, in its sole discretion. Alternatively, the Plan Administrator may provide this annuity by purchasing an annuity with the Participant's Account balance and distributing the annuity contract to the Participant.)

5.4 FORFEITURE OF NONVESTED AMOUNTS. The nonvested portion of a Participant's Account is forfeited immediately upon termination of employment. The Trustee shall promptly remit the amount forfeited to the Participant's employer.

5.5      FINANCIAL HARDSHIP WITHDRAWALS.

         (a) A Participant may apply to the Plan Administrator for a withdrawal to meet a financial hardship. If the application is approved, the withdrawal will be effective at the later of the date specified in the Participant's application or the date of approval. The approved amount shall be payable in a lump sum or in another manner consistent with the emergency need as decided by the Plan Administrator.

         (b)      A "financial hardship" is:

                  (1) A sudden and unexpected illness or accident of the Participant or the Participant's dependent (as defined in Code Section 152(a));

                  (2)      A property casualty loss; or

                  (3) A similar extraordinary and unforeseeable circumstance caused by events beyond the Participant's control.



EXECUTIVES' DEFERRED COMPENSATION PLAN - PAGE 6

         The circumstances that constitute a financial hardship depend upon the facts of each case, but, in any case, shall not include the need to pay college tuition for the Participant's dependents or the desire to purchase a home.

         (c) A withdrawal cannot exceed the amount necessary to meet the financial hardship. The Plan Administrator shall not grant a financial hardship withdrawal to the extent that the hardship may be relieved:

                  (1) Through reimbursement of compensation by insurance or otherwise;

                  (2) By liquidation of the Participant's assets, to the extent the liquidation of those assets would not cause a severe financial hardship; or

                  (3)      By stopping deferrals under this Plan.

         (d) If a Participant takes a financial hardship withdrawal, the Participant's Account shall be appropriately reduced to reflect the amount withdrawn. The amount withdrawn may not be repaid.

5.6 DEATH BENEFITS. Upon a Participant's death, the unpaid balance in the Participant's Account shall be paid to the Participant's Beneficiary in a lump sum or, if applicable, as designated by the Participant under
         Section 5.3 above (reduced by the payments previously made to the Participant). If installment payments are being made, any amounts remaining unpaid upon the death of the Beneficiary shall be paid in a lump sum to the executor or administrator of the Beneficiary's estate.

5.7 WITHHOLDING. All federal, state and local taxes required to be withheld from deferred compensation paid to employees shall be withheld from any benefit payments made under this Plan.

5.8 TAX REPORTING. The Trustee shall furnish Participants or Beneficiaries with the appropriate tax form or forms reporting the amount of the payments made to them.

5.9 LOANS. Participants shall not be permitted to borrow from their Accounts.

                                    ARTICLE 6
                               PLAN ADMINISTRATION

6.1 POWERS AND DUTIES. The Plan Administrator shall have all the powers, privileges and immunities granted to the Administrative Committee under the 401(k) Plan, which provisions are incorporated in this Plan be reference. However, the Plan Administrator shall have only the duties stated in this Plan. This Plan specifically does not incorporate by reference the fiduciary responsibility or liability provisions of the 401(k) Plan.




EXECUTIVES' DEFERRED COMPENSATION PLAN - PAGE 7

6.2 CLAIMS PROCEDURES. Claims for benefits under this Plan shall be handled by claimant and the Plan Administrator following the claims review and appeals procedures of the 401(k) Plan.

6.3 ADMINISTRATIVE EXPENSES. The Plan Administrator shall establish rules and procedures under which Bancorp and its Participating Subsidiaries shall pay their pro rata share of the Plan's routine administrative expenses . However, any extraordinary administrative expenses with respect to a Participant's Account, such as the need to perform a special valuation of the Account's value, shall be paid from the Trust's assets and charged against the Participant's Account.

                                    ARTICLE 7
                            AMENDMENT AND TERMINATION

7.1 RIGHTS RESERVED. Bancorp's Board of Directors reserves the right to amend or terminate this Plan at any time without the consent of the Participants or their Beneficiaries.

7.2 AMENDMENT PROCEDURE. Any amendment shall be in writing, signed on behalf of Bancorp and made pursuant to a resolution of Bancorp's Board of Directors.

7.3      EFFECTIVE DATE.

         (a) AMENDMENTS. Amendments may be made prospectively or retroactively, subject to the limitations of Section 7.4.

         (b) TERMINATION. Termination of the Plan shall be effective as of the later of the date specified in the Board of Directors' resolution or the date the notice of the termination is provided to the Participants.

7.4 LIMITATIONS. No amendment or termination of the Plan shall directly or indirectly reduce the balance of any Participant's Account as of the effective date of that amendment or termination, including any amounts that are to be credited as of that date.

7.5 EFFECT OF TERMINATION. Upon termination of this Plan, no additional compensation may be deferred under this Plan. Amounts credited to Participants' Accounts shall continue to be held by the Trustee according to the Trust, and shall be disbursed at the time and in the manner provided in this Plan.



EXECUTIVES' DEFERRED COMPENSATION PLAN - PAGE 8

                                    ARTICLE 8
                               GENERAL PROVISIONS

8.1 EFFECT ON 401(K) PLAN. This Plan is not intended to modify any provision of the 401(k) Plan.

8.2 PROPERTY RIGHTS. Until a Participant's Account is distributable under the terms of this Plan, the funds credited to that Account shall remain the sole property of either Bancorp or its Participating Subsidiary and remain subject to the claims of that company's general creditors.

8.3      UNFUNDED OBLIGATION.

         (a) The payment obligation of Bancorp or any Participating Subsidiary under this Plan is purely contractual and is not funded or secured in any manner by any asset, pledge or encumbrance of that company's property.

         (b) The amounts credited to Participants' Accounts shall be held solely under the terms and conditions of the Trust and shall not be held under any other trust, escrow or similar fiduciary capacity.

         (c) Bancorp or a Participating Subsidiary is liable for payments to a Participant only to the extent that the compensation deferred was earned while the Participant was an employee of that particular company. Bancorp and its Participating Subsidiaries are not jointly or jointly and severally liable for the payment of benefits under this Plan.

8.4 PARTICIPANTS' AND BENEFICIARIES' RIGHTS. Participants' Accounts are established and maintained merely for the purpose of recording Bancorp's or a Participating Subsidiary's unsecured contractual obligation to pay deferred compensation under this Plan. Participants and Beneficiaries shall have no right, title or interest in or to any funds in their Accounts except as general unsecured creditors of Bancorp or a Participating Subsidiary, as applicable.

8.5 BENEFITS PROVIDED SOLELY UNDER THE PLAN. Neither the establishment or modification of the Plan, the creation of any Account, nor the payment of any benefit shall be construed as giving any Participant or any other person any legal or equitable right against the Trustee, Bancorp, any Participating Subsidiary or any of their officers or employees, except as provided in this Plan.

8.6 NO GUARANTEE OF EMPLOYMENT. The adoption and maintenance of the Plan shall not be deemed to:

         (a) Give any Participant the right to be retained as an employee of Bancorp or a Participating Subsidiary;



EXECUTIVES' DEFERRED COMPENSATION PLAN - PAGE 9

         (b) Interfere with any rights Bancorp or a Participating Subsidiary otherwise has to terminate any Participant's employment;

         (c) Interfere with any rights a Participant otherwise has to terminate employment; or

         (d) Otherwise be deemed as an express or implied employment contract.

8.7 BENEFITS NOT ASSIGNABLE. Participants' Accounts shall not be considered assets of the Participants under state law or federal bankruptcy law. Participants and Beneficiaries shall not have any right to alienate, anticipate, pledge, encumber or assign any of the benefits payable under this Plan. Participant's Accounts shall not be subject to any claim of, or subject to attachment, garnishment or other legal process by, any creditor of a Participant or Beneficiary.

8.8      PARTICIPATING SUBSIDIARIES.

         (a) Every Participating Subsidiary is bound by the terms and conditions of this Plan and the Trust, except to the extent agreed upon in writing with Bancorp (with respect to the Plan) or Bancorp and the Trustee (with respect to the Trust).

         (b) Continued participation in this Plan is conditioned on the Participating Subsidiary:

                  (1) Providing Bancorp and the Plan Administrator with any information or documentation necessary or desirable for Plan administration or legal compliance; and

                  (2) Paying its proportionate share of any Plan or Trust expenses not charged against Participants' Accounts.

         (c) Bancorp shall have the sole authority to amend or terminate this Plan and may do so without prior notice to, or the consent of, any Participating Subsidiary.

         (d) A Participating Subsidiary may withdraw from this Plan at any time by giving written notice of its withdrawal to Bancorp, the Plan Administrator and the Trustee. Upon the withdrawal, no further compensation may be deferred under this Plan by Participants who are directors of the withdrawing Participating Subsidiary.

         (e) Bancorp is under no obligation to any Participating Subsidiary to continue to maintain this Plan.



EXECUTIVES' DEFERRED COMPENSATION PLAN - PAGE 10

8.9 BINDING EFFECT. The terms and conditions of this Plan, including any amendments, shall be binding upon Bancorp, the Trustee, Participating Subsidiaries, Participants and Beneficiaries and the respective heirs, assigns and legal representatives of these parties, including any assignee or successor in interest to Bancorp or a Participating Subsidiary, whether by merger, consolidation or the sale of substantially all of that company's assets.

8.10 GOVERNING LAWS. This Plan shall be construed and its validity determined Oregon law to the extent not preempted by federal law.

8.11 COUNTERPARTS. This Plan may be executed in any number of counterparts, each of which shall be deemed an original, and no other counterpart need be produced.

                                                     WEST COAST BANCORP

                                       By
                                          -----------------------
                                       Title
                                            ---------------------



EXECUTIVES' DEFERRED COMPENSATION PLAN - PAGE 11

                                    ADDENDUM
                                     to the
                               WEST COAST BANCORP
                     EXECUTIVES' DEFERRED COMPENSATION PLAN

                  The Participating Subsidiaries are:

                  The Bank of Newport              January 1, 1996
                  The Commercial Bank              January 1, 1996
                  The Valley Commercial Bank       January 1, 1996